                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 30, 1999

                                    333-46235
                            (Commission File Number)

                        PRODUCTION RESOURCE GROUP, L.L.C.
             (Exact name of Registrant as specified in its charter)

                    Delaware                                    14-1786937
     (State or other jurisdiction of formation)               (IRS Employer
                                                             Identification No.)

       539 Temple Hill Road, New Windsor, New York                 12553
        (Address of principal executive offices)                 (Zip code)

                                 (914) 567-5700
              (Registrant's telephone number, including area code)

Explanatory Note


The Current Report on Form 8-K of Production Resource Group, L.L.C. (the "Company" or "PRG"), initially filed with the Securities and Exchange Commission (the "Commission") on May 16, 1999 is hereby amended by this Form 8-K/A so as to comply with Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X. The Form 8-K filed on May 16, 1999 reported, in Item 2 thereof, the acquisition on April 30, 1999 of certain assets and liabilities of Ancha Electronics, Inc. ("Ancha").



The historical financial statements for the most recent two fiscal years preceding the acquisition of Ancha have been included in this Form 8-K/A. The pro forma effects of the acquisition of Ancha on the Company's financial position at December 31, 1998 and results of operations for the years ended December 31, 1998 and 1997 are also presented in this Form 8-K/A.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(a)   Financial Statements of Businesses Acquired


Ancha was acquired by the Company on April 30, 1999. The audited financial statements of Ancha, as of December 31, 1998, and for the years ended December 31, 1998 and December 31, 1997, and the related Independent Auditor's Report are located at Addendum I.


(b) Pro Forma Financial Information


The pro forma combined balance sheet as of December 31, 1998 and pro forma combined statements of operations for the years ended December 31, 1998 and 1997 are located at Addendum II.


(c) Exhibits


Exhibit No.        Document Description
-----------        --------------------

10.14 Acquisition Agreement, dated April 28, 1999, among Production Resource Group, L.L.C., as Buyer, Ancha Electronics, Inc., as Seller, and Robert F. Ancha and Bruce D. Gauger, as Shareholders of Ancha Electronics, Inc. (incorporated by reference from Form 8-K filed on May 16, 1999).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRODUCTION RESOURCE GROUP, L.L.C.

Dated: July 14, 1999                  By /s/ ROBERT A. MANNERS
                                      ------------------------------------
                                      Robert A. Manners

                                      Sr. Vice President, Business Affairs and
                                      General Counsel

Addendum I.

                                    CONTENTS

                                                                       Page No.

Auditors' report                                                           1

Balance sheets - December 31, 1998 and 1997                                2

Statements of operations and comprehensive income                          4

Statements of changes in stockholders' equity                              5

Statements of cash flows                                                   6

Notes to financial statements                                              8

                          INDEPENDENT AUDITORS' REPORT


  Board of Directors
  ANCHA ELECTRONICS, INC.
  Rolling Meadows, Illinois

  We have audited the accompanying balance sheets of ANCHA ELECTRONICS, INC. (an Illinois corporation) as of December 31, 1998 and 1997, and the related statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANCHA ELECTRONICS, INC. as of December 31, 1998 and 1997, and results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  Palatine, Illinois                                  A Professional Corporation
  June 7, 1999

                             ANCHA ELECTRONICS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                        1998            1997
                                                     ----------      ----------

CURRENT ASSETS:

  Cash                                               $  123,422      $  189,973
                                                     ----------      ----------
  Receivables:
    Accounts, trade                                   2,600,798       5,261,190
    Retainages                                          126,177         189,121
    Notes - employees                                    14,308           5,752
    Former stockholder - Rhema Systems                        0         102,623
                                                     ----------      ----------
                                                      2,741,283       5,558,686
    Less - allowance for doubtful accounts              (44,785)       (113,558)
                                                     ----------      ----------
                                                      2,696,498       5,445,128
                                                     ----------      ----------

  Refundable income taxes                                35,000               0
  Inventory                                           1,126,546       1,449,707
  Costs in excess of billings
    on uncompleted contracts                             78,481         133,068
  Prepaid expenses                                            0          48,179
  Prepaid insurance                                       7,366           9,705
  Deposits and bid bonds                                 17,812          16,354
                                                     ----------      ----------

        Total current assets                          4,085,125       7,292,114
                                                     ----------      ----------

INVESTMENTS:

  Marketable equity securities                          556,259         542,202
                                                     ----------      ----------

FIXED ASSETS - AT COST:

  Automobiles and trucks                                206,171         211,030
  Office furniture and equipment                        562,064         564,369
  Office computers and software                         372,412         252,989
  Shop equipment                                        211,182         208,973
  Rental equipment                                            0         395,300
  Leasehold improvements                                 45,128          98,648
                                                     ----------      ----------
                                                      1,396,957       1,731,309
  Less - allowance for depreciation
    and amortization                                 (1,160,195)     (1,126,729)
                                                     ----------      ----------

        Total fixed assets                              236,762         604,580
                                                     ----------      ----------

OTHER ASSETS:

  Goodwill - net of amortization                              0         143,604
                                                     ----------      ----------

        Total other assets                                    0         143,604
                                                     ----------      ----------

          Total assets                               $4,878,146      $8,582,500
                                                     ==========      ==========

The accompanying notes are an integral part of these statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        1998            1997
                                                     ----------      ----------
CURRENT LIABILITIES:

  Current portion of installment loans               $        0      $   19,931
  Line of credit - bank                               1,200,000       1,350,000
  Note payable - vehicle                                  4,012          10,482
  Note payable - stockholder                                  0         744,202
  Note payable - Hawaii Department of Business                0         151,894
  Note payable - other                                    5,764           9,607
  Accounts payable                                      487,116         944,354
  Reserve for restructuring                             310,000               0
  Billing in excess of costs
    on uncompleted contracts                             56,755         413,951
  Payroll taxes payable                                       0          12,260
  Accrued wages and vacation payable                    305,419         292,295
  Accrued income taxes                                        0          16,200
  Accrued sales tax payable                              52,655         149,654
  Accrued real estate taxes                             124,000         123,500
  Accrued interest payable                               23,191          73,986
  Accrued distributions to stockholders                       0           5,300
  Commitments and contingencies
                                                     ----------      ----------

        Total current liabilities                     2,568,912       4,317,616
                                                     ----------      ----------


LONG-TERM DEBT:

  Salary continuation payable                           566,543         556,866
  Installment loans                                           0          27,876
                                                     ----------      ----------

        Total long-term debt                            566,543         584,742
                                                     ----------      ----------


STOCKHOLDERS' EQUITY:

  Common stock - no par value - authorized
    20,000 shares, issued and outstanding
    7,150 shares in 1998 and 7,100 shares
    in 1997                                               8,938           8,875
  Additional paid in capital                             72,978          49,211
  Retained earnings                                   1,675,405       3,603,596
  Accumulated other comprehensive income (loss)         (14,630)         18,460
                                                     ----------      ----------

        Total stockholders' equity                    1,742,691       3,680,142
                                                     ----------      ----------


          Total liabilities and
            stockholders' equity                     $4,878,146      $8,582,500
                                                     ==========      ==========

                             ANCHA ELECTRONICS, INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                               1998                          1997
                                       -----------------------     -----------------------
                                         Amount       Percent         Amount       Percent
                                         ------       -------         ------       -------

Net sales                             $14,241,405      100.00%     $17,711,623     100.00%
Cost of goods sold                     11,563,935       81.20       14,093,030      79.57
                                      -----------      ------      -----------     ------

    Gross profit                        2,677,470       18.80        3,618,593      20.43

Selling, general and
  administrative expense:               3,877,672       27.23        3,182,497      17.97
                                      -----------      ------      -----------     ------

    Operating income (loss)            (1,200,202)      (8.43)         436,096       2.46

Other income (expense):
    Interest and
      dividend income                      26,647         .19           41,134        .23
    Gain on sale of assets                 79,850         .56                0        .00
    Gain on sale
      of investments                       88,852         .62           19,280        .11
    Loss from impairments                (522,000)      (3.67)               0        .00
    Loss from restructuring              (310,000)      (2.17)               0        .00
    Interest expense                     (134,743)       (.94)        (191,105)     (1.07)
                                      -----------      ------      -----------     ------

    Income (loss) before
      provision for income
      taxes                            (1,971,596)     (13.84)         305,405       1.73

Benefit from (provision
  for) state income taxes                  45,326         .32          (17,744)      (.10)
                                      -----------      ------      -----------     ------

    Net income (loss)                  (1,926,270)     (13.52)         287,661       1.63

Other comprehensive income:
  Unrealized holding
    gains (losses) on
    securities                            (33,090)       (.23)          18,460        .10
                                      -----------      ------      -----------     ------

    Comprehensive
      income (loss)                   $(1,959,360)     (13.75)%    $   306,121       1.73%
                                      ===========      ======      ===========     ======



The accompanying notes are an integral part of these financial statements.

                             ANCHA ELECTRONICS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                    Accumulated
                                                     Additional         Other          Total
                                          Common      Paid-in       Comprehensive     Retained     Stockholders'
                                          Stock       Capital       Income (Loss)     Earnings        Equity
                                          -----       -------       -------------     --------        ------

Balance - December 31, 1996               $8,888     $ 55,977       $                $3,323,695     $3,388,560
Comprehensive Income:
  Net income for 1997                                                                   287,661        287,661
  Other Comprehensive
    Income:
      Unrealized holding gain
      on securities net of
      reclassification
      adjustment (see
      disclosure)                                                        18,460                         18,460

Distribution to Stockholders                                                             (7,760)        (7,760)
Common stock issued-50 shares                 62       23,767                                           23,829
Common stock redeemed-60 shares              (75)     (30,533)                                         (30,608)
                                           -----     --------       -----------      ----------     ----------
Balance - December 31, 1997                8,875       49,211            18,460       3,603,596      3,680,142

Comprehensive Income:

  Net loss for 1998                                                                  (1,926,270)    (1,926,270)
  Other Comprehensive Loss:
      Unrealized holding (loss)
      on securities, net of
      reclassification
      adjustment (see
      disclosure)                                                       (33,090)                       (33,090)

Common stock issued-50 shares                 63       23,767                                           23,830
Distribution to
  stockholders                                                                           (1,921)        (1,921)
                                         ------     ---------       ------------     ----------     ----------
Balance -
  December 31, 1998                      $8,938     $  72,978       $   (14,630)     $1,675,405     $1,742,691
                                         ======     =========       ===========      ==========     ==========


                                                    Year Ended December 31,
                                                    -----------------------
                                                       1997       1998
                                                       ----       ----

Disclosure of Reclassification Amounts:
Unrealized holding gains
  arising during period                          $   37,740         $   55,762
Less:  reclassification adjustment
  for (gains) included in
  net income                                        (19,280)           (88,852)
                                                 ----------         ----------
Net unrealized gains (losses)
  on securities                                  $   18,460         $  (33,090)
                                                 ==========         ==========


The accompanying notes are an integral part of these financial statements.

                             ANCHA ELECTRONICS, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998          1997
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income (loss)                                  $(1,926,270)   $   287,661
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                      183,662        142,592
      (Gain) on sale of assets                           (79,850)             0
      (Gain) on sale of investments                      (88,852)       (19,280)
      Loss from impairments                              522,000              0
      (Increase) decrease in:
        Accounts receivable                            2,723,336     (1,027,230)
        Note receivable - employees                       41,444        (46,496)
        Inventory                                        323,161        (22,032)
        Costs in excess of billings
          on uncompleted contracts                        54,587       (133,068)
        Prepaid insurance                                  2,339         48,050
        Prepaid expenses                                  48,179        (36,522)
        Prepaid rent                                           0         24,931
        Deposits and bid bonds                            (1,458)        (5,418)
      Increase (decrease) in:
        Accounts payable                                (457,238)       182,428
        Reserve for restructuring                        310,000              0
        Accrued payroll taxes                            (12,260)        12,260
        Accrued wages and vacation payable                13,124         92,302
        Accrued  state income taxes                      (51,200)         9,993
        Accrued sales tax payable                        (96,999)        28,791
        Accrued real estate taxes                            500          4,900
        Billings in excess of cost on
          uncompleted contracts                         (357,196)       305,141
        Accrued interest payable                         (50,795)        51,195
        Salary continuation payable                        9,677          8,393
                                                     -----------    -----------

    NET CASH PROVIDED (USED) BY
      OPERATING ACTIVITIES                             1,109,891        (91,409)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Proceeds from sale of assets                           528,404              0
  Purchase of fixed assets and
    leasehold improvements                              (480,079)      (630,899)
  Purchase of investments                               (513,626)      (724,923)
  Proceeds from sale of investments                      555,336        710,351
  Acquisition of Rhema Systems                          (188,547)      (150,286)
                                                     -----------    -----------

    NET CASH (USED) BY
      INVESTING ACTIVITIES                               (98,512)      (795,757)
                                                     -----------    -----------


The accompanying notes are an integral part of these financial statements.

                             ANCHA ELECTRONICS, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                   1998                1997
                                                ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  New borrowings - short term                  $         0         $ 1,050,069
  Debt reduction - short term                   (1,076,340)                  0
  Debt reduction - long term                       (18,199)                  0
  Distributions paid                                (7,221)             (2,460)
  Issuance of common stock                          23,830              23,829
  Redemption of common stock                             0             (30,608)
                                               -----------         -----------

    NET CASH PROVIDED (USED) BY
      FINANCING ACTIVITIES                      (1,077,930)          1,040,830
                                               -----------         -----------

  NET INCREASE (DECREASE) IN CASH                  (66,551)            153,664

CASH AT BEGINNING OF YEAR                          189,973              36,309
                                               -----------         -----------

CASH AT END OF YEAR                            $   123,422         $   189,973
                                               ===========         ===========


SUPPLEMENTAL DISCLOSURES:
  Interest paid                                $   185,538         $   139,910
  Income taxes paid                            $     5,879         $     7,751


The accompanying notes are an integral part of these financial statements.

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

           Ancha Electronics, Inc. (the Company) sells and installs professional sound, video and multi-media systems. The Company headquarters is in Rolling Meadows, Illinois with branch offices in Tampa, Florida, Norcross (Atlanta), Georgia, Dallas, Texas, and Waipahu (Honolulu), Hawaii.

           The Company uses the percentage of completion method under which income is recognized as material, labor and overhead are expended on a job. Under most contracts the Company issues interim bills for time, material and overhead that have been provided to the date of the bill.

           Inventory which consists of finished goods is valued at the lower of cost or market on a first-in, first-out basis. Write-downs due to obsolete inventory amounted to $123,322 and $37,137 for the years ended December 31, 1998 and 1997, respectively.

           Material, labor, overhead, and profit expended on contracts in process that were not billed amounted to $78,481 and $133,068 at December 31, 1998 and 1997, respectively. Amounts that were billed to customers for which material, labor, overhead and profit had not been expended amounted to $56,755 and $413,951 at December 31, 1998 and 1997, respectively.

           Maintenance and repair items are charged to expense when incurred; renewals and improvements are capitalized.

           Fixed assets are depreciated by using the straight-line and accelerated methods over the expected useful life of the assets. Depreciation expense amounted to $183,662 and $142,592 for the years ended December 31, 1998 and 1997, respectively.

           The Company's policy is to maintain an allowance for bad debts which is based on historical experiences and account review. Bad debt expense (recoveries) amounted to $144,103 and ($18,965) for the years ended December 31, 1998 and 1997, respectively.

           The Company has adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). Comprehensive income (loss) represents the change in net assets of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income
           (loss) of the Company includes net income (loss) adjusted

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

           for the change in net unrealized gain or loss on marketable securities. The net effect of income taxes on comprehensive income
           (loss) is immaterial. The disclosures required by SFAS No. 130 for the years ended December 31, 1998 and 1997 have been included in the Statements of Stockholders' Equity.

           Cash flows - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

           On April 30, 1997 the Company acquired the assets and assumed the liabilities of Rhema Systems, Inc. which had an audio-video contractor division and a sound system rental division. At the date of acquisition Rhema Systems, Inc. had assets totaling $1,065,644 and liabilities amounting to $1,215,930. The difference between the liabilities assumed and the assets acquired which amounts to $150,286 has been classified as goodwill in the balance sheet under other assets and is being amortized using the straight-line method over 15 years.

           In conjunction with the acquisition of Rhema Systems, Inc., the Company acquired a receivable from the sole stockholder in the amount of $102,623, of which $52,623 was reserved for being doubtful. In 1998, this receivable was deemed worthless and was reclassified to goodwill. During 1998 Ancha Electronics, Inc. incurred litigation and other costs regarding the acquisition of Rhema Systems, Inc. which amounted to approximately $135,000 and has been classified as goodwill. The above litigation was settled during 1998.

2.    SALARY REDUCTION PLAN:

           During the year ended December 31, 1987 the Company established, for the benefit of all employees, a Salary Reduction Plan in accordance with Section 401(K) of the Internal Revenue Service. For the years ended December 31, 1998 and 1997 the Company contributed $54,230 and $50,042, respectively to the Plan. Effective as of January 1, 1999 the Company discontinued making matching contributions to the Plan.

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


3.    NOTES PAYABLE:

           The Company has a $2,000,000 unsecured line of credit with interest payable at the prime rate. The agreement expires April 30, 1999. Amounts borrowed against the line of credit amounted to $1,200,000 and $1,350,000 at December 31, 1998 and 1997 respectively.

           The Company has a $744,202 note payable to its majority stockholder at December 31, 1997 with interest payable at 8% which matured on May 28, 1998.

           The Company assumed in its acquisition of Rhema Systems, Inc., a $151,894 note payable to the Hawaii Department of Business, Economic Development & Tourism which is classified as a current liability. This note matured on July 31, 1997 and payment of the note was being withheld at December 31, 1997 pending negotiations with the former owner of Rhema Systems, Inc. The note bears an interest rate of 5%. The Company paid this note in 1998.

           The Company assumed, in its acquisition of Rhema Systems, Inc., an installment loan for the purchase of sound equipment which matures on March 30, 2000 and has monthly payments of $1,985, including interest at 10%. On October 5, 1998, the rental division in Hawaii was sold. The installment loan was assumed by the purchaser.

           The Company assumed, in its acquisition of Rhema Systems, Inc., an installment loan for the purchase of office equipment which amounted to $5,764 and $9,607 at December 31, 1998 and 1997, respectively, and is classified as note payable - other under current liabilities.

 4.   LEASES:

           The Company is currently leasing the buildings in which its offices are located. The current leases expire in various years through 2002. Future minimum lease payments (including estimated real estate taxes) are as follows:

                    1999                                      $  481,082
                    2000                                         471,953
                    2001                                         277,845
                    2002                                          54,078
                                                              ----------
                                                              $1,284,958
                                                              ==========

           Rental expense for operating leases amounted to $529,121 in 1998 and $503,524 in 1997.

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


5.   RELATED PARTY TRANSACTIONS:

          The Company leases one of its facilities from a partnership in which the Company majority stockholder is a partner. This lease is for five years commencing July 1, 1996. The total rental payments were $197,566 in 1998 and $197,556 in 1997.

6.   SALARY CONTINUATION PLAN:

          The Company has established a salary continuation plan for the benefit of certain key personnel. The plan is designed to pay out a stipulated amount for ten years after the retirement or death of key persons covered. The present value of the payments to be made under the plan are shown in the balance sheet under long term debt salary continuation payable. The Plan distributed $45,000 and $31,250 to participants and expensed $54,677 and $39,643 during the years ended December 31, 1998 and 1997, respectively.

7.   MARKETABLE EQUITY SECURITIES:

          The Company considers its marketable securities to be "available for sale", as defined by Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and, accordingly, unrealized holding gains and losses are excluded from operations and reported as a net amount in a separate component of stockholders' equity.

           Marketable equity securities activity for the years ended December 31, 1998 and 1997 which are reflected in these financial statements are as follows:

                                                        1998            1997
                                                        ----            ----
          Interest and dividend income               $ 20,965        $ 32,148
          Gain on sale of investments                  88,852          19,280
          Unrealized holding gain (loss)              (33,090)         18,460
          Investment fees paid                          4,575           2,287
          Fair market value                           556,259         542,202
          Original cost                               570,889         523,742

8.   INCOME TAXES:

          Effective November 1, 1986 Ancha Electronics, Inc. elected, under the provisions of the Internal Revenue Code, to be an S Corporation. As a result of this election, the taxable income of the corporation is taxed to its stockholders. The Company is obligated to pay state income taxes.

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


8.    INCOME TAXES (CONTINUED):

          Generally accepted accounting principles require that the Company establish certain liabilities and reserves which result in deductions on the financial statement which are not deductible for income tax purposes until they are actually paid. These amounts are listed below and will result in future tax benefits to the stockholders:

                                                        1998          1997
                                                        ----          ----
          Inventory adjustment under
            Code Section 263A                         $155,528      $122,644
          Allowance for doubtful accounts               44,785        60,884
          Accrued vacation pay                         137,571       143,787
          Salary continuation payable                  566,543       556,866
                                                      --------      --------
                                                      $904,427      $884,181
                                                      ========      ========


9.    CONCENTRATION OF CREDIT RISK:

          Financial instruments that potentially subject the Company to credit risk consist principally of cash deposits in excess of federally insured limits. This amounted to $20,361 at December 31, 1998. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company's customer base and their dispersion across many different industries and geographies.

10.    USE OF ESTIMATES:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

11.    RECLASSIFICATIONS:

          The financial statement presentation for 1997 has been changed to conform with the presentation in 1998. Such reclassification had no effect on net income as previously reported.

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


12.    GAIN ON SALE OF ASSETS:

          On October 5, 1998 the Company sold the Hawaii rental division that was acquired on April 30, 1997 which resulted in a gain of $66,953. One-half of the goodwill incurred in the acquisition of Rhema Systems, Inc. was included in the cost of the assets sold.

13.    IMPAIRMENT OF LONG-LIVED ASSETS:

          Long-lived assets to be held and used are reviewed for impairment whenever events or changes of circumstances indicate that the related carrying amounts may not be recoverable, such as a change in expected future undiscounted cash flows. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over its fair value as determined by selling prices for similar assets or the best available information.

          The Company has commenced to close down its Hawaii operation and anticipates that it will incur a loss of approximately $226,000 due to the excess of the carrying value of assets over their fair value.

          The Company has also invested approximately $296,000 in computer software which has been abandoned and will result in a loss of approximately $296,000.

          The above impairments are shown in the statements of Operations and Comprehensive Income and are titled "Loss From Impairments".

14.    LOSS FROM RESTRUCTURING:

          In addition to the loss from impairment as noted in Footnote 13, the Company anticipates that the close down of its Hawaii operation will result in a loss of approximately $310,000. The above loss is shown in the statements of operations and comprehensive income and is titled "Loss From Restructuring".

                             ANCHA ELECTRONICS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


15.    SUBSEQUENT EVENTS:

          On April 30, 1999 Ancha Electronics, Inc. (the Company) sold substantially all of its assets except for marketable equity securities, refundable income taxes (which at December 31, 1998 were valued at $556,259 and $35,000, respectively) and certain other excluded assets. The purchaser also assumed substantially all of the Company's liabilities except for the salary continuation payable which amounted to $566,543 at December 31, 1998, and certain other excluded liabilities. The purchaser has paid $2,000,000 and in addition has placed $500,000 into an escrow account which is to be paid upon the timely receipt by the purchaser of audited financial statements for the years ended December 31, 1998 and 1997.

          The Purchaser has also issued 2,666 of his Preferred Units in consideration for the above. The Preferred Units will have a liquidation preference of $100,000 and will convert into an equal number of Regular Units upon an initial public offering or a sale of substantially all of the business of the Purchaser. Ancha is required to pledge its units (without other recourse) to the Purchaser's Bank as additional security for the Purchaser's borrowings.

          In addition to the above, the Purchaser may be required to make additional payments based on the future earnings of Purchaser's Ancha Division through April 30, 2004.

          Ancha Electronics, Inc. has changed its name to B & B Liquidating Corporation in conjunction with the above sale.

          The gain that resulted from this transaction is not reflected in these financial statements.

Addendum II.

Pro Forma Combined Financial Information

In 1997 and 1998, PRG completed the following acquisitions (collectively referred to as "Other Acquisitions"):

         In June 1997, PRG acquired substantially all the assets and assumed certain liabilities of Design Dynamics, Inc. ("DDE").

         In August 1997, PRG acquired substantially all the assets of five companies operating under the name of Bash ("Bash").

         In January 1998, PRG acquired substantially all the assets and assumed certain liabilities of Pro-Mix, Inc. ("Pro-Mix")

         In June 1998, PRG acquired Light and Sound Designs Holdings Limited ("Holdings"). In addition, PRG acquired substantially all the assets and assumed certain liabilities of Production Arts Lighting Inc.
         and affiliated companies (collectively "Production Arts").

         In July 1998, PRG acquired substantially all the assets and assumed certain liabilities of CBE Events and Exhibits, Inc. ("CBE").

         In August 1998, PRG acquired Signal Perfection, Ltd. ("SPL").

         In October 1998, PRG acquired Production Lighting Systems, Inc.
         ("PLS").

         In November 1998, PRG acquired Haas Multiples Environmental Marketing & Design, Inc. ("Haas").

In December 1997, PRG issued $100,000,000 of Senior Subordinated Notes (the "Offering"). The proceeds from the Offering were used to repay existing bank indebtedness and to purchase the net assets of Pro-Mix and for working capital requirements.

The following unaudited pro forma combined statements of operations for the years ended December 31, 1998 and December 31, 1997 give effect to the Ancha acquisition, Other Acquisitions, the Offering and financing under the Company's Credit Facility. In addition, they are based on the historical financial statements of the Company, Ancha and the historical results of operations of the Other Acquisitions. The financial statements for Holdings are for the year ended March 31, 1998 and for the period January 1, 1998 to June 19, 1998. The historical results of operations of Holdings have been adjusted to conform to generally accepted accounting principles of the United States and have been translated into United States dollars based upon appropriate exchange rates. The historical results of operations of SPL are for the year ended February 28, 1998 and for the period January 1, 1998 to August 13, 1998. The unaudited pro forma combined statements of operations gives effect to the combinations under the purchase method of accounting.

The unaudited pro forma combined balance sheet as of December 31, 1998 reflects the effect of the acquisition of Ancha on the Company's balance sheet. The effect of the Other Acquisitions, which closed prior to December 31, 1998, was reflected in the Company's December 31, 1998 balance sheet, which was included in the Form 10-K filed for such period.

The unaudited pro forma combined statements of operations have been prepared by the management of the Company, Ancha, and the Other Acquisitions based upon historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the combined results of operations or financial position which would have been achieved had the transactions described above taken place at the dates indicated and should not be construed as representative of the Company's combined financial position or combined results of operations for any future date or period. The pro forma combined statements of operations should be read in conjunction with (i) the Company's historical financial statements and notes contained in the Company's annual reports on Form S-4 and Form 10-K and the Company's quarterly reports on Form 10-Q and (ii) the historical financial statements of Ancha and the Other Acquisitions contained in Forms 8-K filed by the Company in connection with its various acquisitions.

                        PRODUCTION RESOURCE GROUP, L.L.C.
              Unaudited Pro Forma Combined Statement of Operations
                      For the Year ended December 31, 1997
                                ($ In thousands)

                                                                                          Other
                                                                                       Acquisitions        Ancha
                                                              Other                     Pro Forma        Pro Forma    Pro Forma
                                                 PRG      Acquisitions    Ancha        Adjustments      Adjustments    Combined
                                              -----------------------------------------------------------------------------------
Revenues                                       $ 75,180    $ 132,459      $ 17,712                                    $225,351
Direct production expenses:
   Direct production costs                       46,131       78,909        14,003                                     139,043
   Depreciation expense                           6,181        7,119            90                                      13,390
                                              --------------------------------------- -------------------------------------------
                                                 52,312       86,028        14,093                                     152,433
                                              --------------------------------------- -------------------------------------------

Gross profit                                     22,868       46,431         3,619                                      72,918

Selling, general and administrative
expenses                                         16,185       29,485         3,130     $(1,211) 1                       47,589
Other depreciation and amortization               2,182        1,198            52       1,537  2      $   57  6         5,026
Non-recurring compensation expense                2,125            -            -       (2,125) 3                            -
                                              --------------------------------------- -------------------------------------------

Operating profit                                  2,376       15,748           437       1,799            (57)          20,303

Interest expense                                  3,956          903           191      10,996  4         200  6        16,246
Interest (income)                                  (117)         (82)          (60)                                       (259)
                                              --------------------------------------- -------------------------------------------

Income (loss) from continuing operations
   before income taxes, extraordinary item
   and  minority interest                        (1,463)      14,927           306      (9,197)          (257)           4,316
Provision for income taxes                          392        2,808            17                                       3,217
                                              --------------------------------------- -------------------------------------------

Income (loss) from continuing operations         (1,855)      12,119           289      (9,197)          (257)           1,099

Discontinued operations:
Loss from discontinued Themed Attraction

    Permanent Installation Business              (5,302)           -                                                    (5,302)
                                              --------------------------------------- -------------------------------------------

Income (loss) before minority interest and
    extraordinary item                           (7,157)      12,119           289      (9,197)          (257)          (4,203)
Minority interest                                                                         (126) 5                         (126)
Extraordinary item                                 (614)                                                                  (614)
                                              ======================================= ===========================================
Net income (loss)                              $ (7,771)   $  12,119      $    289     $(9,323)        $ (257)        $ (4,943)
                                              ======================================= ===========================================

($ In thousands)


Other Acquisitions:


1. To record the difference between certain executive compensation of $12, $495, $380 and $324 from historical levels to amounts payable under employment contracts entered into in connection with the acquisitions of the net assets of Design Dynamics, Bash, Pro-Mix and Haas.



2.   To record the estimated increase in amortization expense as follows:


Acquisition               Amortization Period     Amount
-----------               -------------------     ------
DDE                            15 years           $   84
Bash                           15 years              484
Pro-Mix                        25 years               44
Holdings                       25 years              300
Production Arts                25 years              195
CBE                            15 years               47
SPL                            25 years              190
Haas                           25 years              193
                                                  ------
                                                  $1,537
                                                  ======

3. To eliminate non-recurring compensation expense paid to the two shareholders of Bash and a shareholder of Design Dynamics upon their execution of employment agreements with the Company.

4.   Reflects adjustments to interest expense as follows:

Interest on Senior Subordinated Notes                                  $ 11,500
Elimination of interest expense on credit facility indebtedness          (3,551)
Elimination of interest expense related to acquisitions                    (360)
Amortization of deferred financing costs related to Offering of Notes       370
Interest expense on borrowings to fund acquisitions                       3,037
                                                                       --------
                                                                       $ 10,996
                                                                       ========


5. To record minority interest related to the Holdings acquisition for the period.

Ancha Acquisition:

6. To record the estimated goodwill amortization attributed to Ancha, amortized over 15 years, and to record the estimated additional interest expense on borrowings related to the Ancha acquisition.

                        PRODUCTION RESOURCE GROUP, L.L.C.
              Unaudited Pro Forma Combined Statements of Operations
                      For the Year ended December 31, 1998
                                ($ In thousands)

                                                                                        Other
                                                                                    Acquisitions       Ancha
                                                             Other                    Pro Forma      Pro Forma         Pro Forma
                                                   PRG    Acquisitions    Ancha      Adjustments    Adjustments        Combined
                                              ----------- ------------ -----------  ------------ -- ----------- ----   ---------

Revenues                                      $  174,603  $  70,728      $ 14,241                                      $  259,572
Direct production expenses:
   Direct production costs                       107,857     45,091        11,466                                         164,414
   Depreciation expense                           11,257      3,185            98                                          14,540
                                              ----------- ----------     ---------   ---------   --   -------   ----   -----------
                                                 119,114     48,276        11,564                                         178,954
                                              ----------- ----------     ---------   ---------   --   -------   ----   -----------
Gross profit                                      55,489     22,452         2,677                                          80,618
Selling, general and administrative
  expenses                                        37,393     14,965         3,712    $(1,171)    7                         54,899
Other depreciation and amortization                4,005        142            86        426     8    $   57    10          4,716
                                              ----------- ----------     ---------   ---------   --   -------   ----   -----------
Operating profit (loss)                           14,091      7,345        (1,121)       745             (57)              21,003
Loss on impairments and restructuring
  charges                                          1,822                      832                                           2,654
Interest expense                                  14,769        460           135      1,284     9       188    10         16,836
Interest (income)                                   (674)       (20)          (90)                                           (784)
                                              ----------- ----------     ---------   ---------   --   -------   ----   -----------


Income (loss) before income taxes and
   minority interest                              (1,826)     6,905        (1,998)      (539)           (245)               2,297
Provision for (benefit from) income taxes          1,712      1,067           (45)                                          2,734
                                              ----------- ----------     ---------   ---------   --   -------   ----   -----------

Income (loss) from continuing operations          (3,538)     5,838        (1,953)      (539)           (245)                (437)
Discontinued operations:
Loss from discontinued Themed Attraction
    Permanent Installation Business               (2,357)                                                                  (2,357)
Minority interest                                    (72)                                                                     (72)
                                              ----------- ----------     ---------   ---------   --   -------   ----  ------------
Net income (loss)                             $   (5,967) $   5,838      $ (1,953)   $  (539)         $ (245)          $   (2,866)
                                              =========== ==========     =========   =========   ==   =======   ====   ===========



($ In thousands)

7. To record the difference between certain executive compensation from historical levels to amounts payable under employment contracts entered into in connection with the acquisitions of the net assets of Design Dynamics, Bash, Pro-Mix and Haas.


8. To record the estimated increase in goodwill amortization attributable to the acquisitions of Holdings, Production Arts, CBE, SPL, PLS and Haas, as follows:

     Acquisition              Amortization Period        Amount
     -----------              -------------------        ------
     Holdings                      25 years               $170
     Production Arts               25 years                 88
     CBE                           15 years                 87
     SPL                           25 years                 65
     Haas                          25 years                 16
                                                         ------
                                                          $426
                                                         ======



9. To record the estimated effect of interest expense on borrowings incurred by the Company to fund the acquisitions of Holdings, Production Arts, CBE, PLS and SPL, as follows:

     Acquisition                        Amount
     -----------                        ------
     Holdings                           $  498
     Production Arts                       439
     CBE                                    94
     SPL                                   169
     PLS                                    84
                                        ------
                                        $1,284
                                        ======


10. To record the estimated goodwill amortization attributed to Ancha, amortized over 15 years, and to record the estimated additional interest expense on borrowings related to the Ancha acquisition.

                        PRODUCTION RESOURCE GROUP, L.L.C.
                   Unaudited Pro Forma Combined Balance Sheet
                                December 31, 1998
                                ($ In thousands)


                                                                                              Company
                                                                            Pro Forma         Pro Forma
                                                  PRG           Ancha      Adjustments        Combined
                                             -------------  ------------   ------------  ---  ----------
Assets
Current assets:
     Cash and cash equivalents               $       6,014  $       123   $     (3,710)  11   $    2,427
     Accounts receivable -  net                     35,415        2,682                           38,097
     Deferred production expenses                     958            78                            1,036
     Inventories                                    10,755        1,127                           11,882
     Other current assets                            6,760           40                            6,800
                                             -------------- ------------- -------------- ---- ------------
                                                    59,902        4,050         (3,710)           60,242

Property and equipment - net                        82,096          237                           82,333
Goodwill - net                                      46,116          -              858   12       46,974
Other assets                                         7,992          556           (556)  13        7,992
                                             ============== ============= ============== ==== ============
Total assets                                 $     196,106  $     4,843   $     (3,408)       $  197,541
                                             ============== ============= ============== ==== ============

Liabilities and Members' Equity (Deficit)
Current liabilities:
     Current portion of long-term debt       $      8,046                                      $   8,046
     Notes payable                                          $     1,210    $    (1,210)  11            -
     Accounts payable                              16,725           487                           17,212
     Payroll and related costs                      3,164           305                            3,469
     Income taxes payable (receivable)              1,659           (35)            35   13        1,659
     Deferred revenue                               4,797            57                            4,854
     Other current liabilities                     12,368           509                           12,877
                                             -------------- ------------- -------------- ---- ------------
Total current liabilities                          46,759         2,533         (1,175)           48,117

Long-term debt:
     Senior Subordinated Notes                    100,000            -                           100,000
     Credit Facilities                             45,638            -                            45,638
     Other long-term debt                           3,557           567           (567)  13        3,557

Minority interest                                     233            -                               233

Members' equity (deficit)                             (81)           -              77   14           (4)
Common stock                                            -             9             (9)  13            -
Additional paid-in-capital                              -            73            (73)  13            -
Retained earnings                                       -         1,661         (1,661)  13            -
                                             ============== ============= ============== ==== ============
                                             $    196,106   $     4,843   $     (3,408)       $   197,541
                                             ============== ============= ============== ==== ============


($ In thousands)



11. To record the cash used to purchase Ancha of $2.5 million and to record cash used to satisfy notes payable.


12. To record the estimated goodwill attributable to the acquisition of Ancha of $858 based on their December 31, 1998 balance sheet.


13. To adjust for certain assets not acquired and certain liabilities not assumed, and to adjust members' equity (deficit) for the elimination of Ancha's stockholders' equity.



14. To record the issuance of 2,666 Preferred units of PRG to the seller with an approximate fair value of $77.